Lessor	MOSLEY, MARREL CLIFTON	Lessor	BYRD, ARTHURINE ET AL	Lessor	CHAVERS, MILDRED E
Lessee	WALTER L JOHNSON	Lessee	WALTER L JOHNSON	Lessee	FINA OIL & CHEMICAL
Dated	AUGUST 11, 1993	Dated	AUGUST 10, 1993	Dated	APRIL 18, 1991
Recorded	BOOK 486 PAGE 273	Recorded	BOOK 486 PAGE 304	Recorded	BOOK 407 PAGE 304
Lessor	NALL, ALFRED E	Lessor	MURPHY, MAX H ET UX	Lessor	SILCOX, SHANE
Lessee	WALTER L JOHNSON	Lessee	WALTER L JOHNSON	Lessee	FINA OIL & CHEMICAL
Dated	AUGUST 10, 1993	Dated	SEPTEMBER 15, 1993	Dated	APRIL 18, 1991
Recorded	BOOK 486 PAGE 276	Recorded	BOOK 486 PAGE 312	Recorded	BOOK 407 PAGE 301
Lessor	EXCEL, TOWN OF	Lessor	KIRKLAND, REO JR	Lessor	MOSLEY, ISABELLE L ET AL
Lessee	WALTER L JOHNSON	Lessee	WALTER L JOHNSON	Lessee	FINA OIL AND CHEMICAL
Dated	AUGUST 18, 1993	Dated	SEPTEMBER 21, 1993	Dated	APRIL 18, 1991
Recorded	BOOK 486 PAGE 320	Recorded	BOOK 486 PAGE 315	Recorded	BOOK 407 PAGE 296
Lessor	JETER, JAMES H ET UX	Lessor	MELTON, H GERALD ET UX	Lessor	MURPHY, EVELYN JONES ET VI
Lessee	WALTER L JOHNSON	Lessee	WALTER L JOHNSON	Lessee	WALTER L. JOHNSON
Dated	AUGUST 10, 1993	Dated	MAY 2, 1994	Dated	SEPTEMBER 15, 1995
Recorded	BOOK 486 PAGE 279	Recorded	BOOK 502 PAGE 289	Recorded	BOOK 561 PAGE 89
Lessor	HOLDER, WILLA DEAN H	Lessor	SCRUGGS, BILLY L ET UX
Lessee	WALTER L JOHNSON	Lessee	W. B. DICKERSON JR
Dated	JULY 16, 1993	Dated	JUNE 8, 1992
Recorded	BOOK 486 PAGE 282	Recorded	BOOK 440 PAGE 183
Lessor	MOSLEY, GEORGE EDWARD ET U	Lessor	JOHNSON, JERRY
Lessee	WALTER L JOHNSON	Lessee	WALTER L JOHNSON
Dated	AUGUST 10, 1993	Dated	AUGUST 3, 1995
Recorded	BOOK 486 PAGE 284	Recorded	BOOK 523 PAGE 225
Lessor	NETTLES, JEFF	Lessor	JOHNSON, MELVIN D
Lessee	WALTER L JOHNSON	Lessee	WALTER L JOHNSON
Dated	AUGUST 11, 1993	Dated	AUGUST 3, 1995
Recorded	BOOK 486 PAGE 287	Recorded	BOOK 523 PAGE 227
Lessor	NETTLES, ANN B ET VIR	Lessor	BROWN, JEFFREY L ET AL
Lessee	WALTER L JOHNSON	Lessee	WALTER L JOHNSON
Dated	AUGUST 11, 1993	Dated	AUGUST 3, 1995
Recorded	BOOK 486 PAGE 290	Recorded	BOOK 523 PAGE 238
Lessor	CHAVERS, MILDRED E	Lessor	CHAMPION INTERNATIONAL CO
Lessee	WALTER L JOHNSON	Lessee	ENERGY DEVELOPMENT
Dated	JULY 20, 1993	Dated	JANUARY 15, 1995
Recorded	BOOK 486 PAGE 296	Recorded	BOOK 526 PAGE 94
Lessor	ZION REST CHURCH	Lessor	INTERNATIONAL PAPER CO
Lessee	WALTER L JOHNSON	Lessee	ENERGY DEVELOPMENT
Dated	AUGUST 4, 1993	Dated	DECEMBER 27, 1994
Recorded	BOOK 486 PAGE 300	Recorded	BOOK 527 PAGE 98
Lessor	MANNING, BETTY C ET VIR	Lessor	RUDY RESOURCES LIMITED PA
Lessee	WALTER L JOHNSON	Lessee	ENERGY DEVELOPMENT
Dated	JUNE 21, 1993	Dated	JANUARY 15, 1995
Recorded	BOOK 491 PAGE 67	Recorded	BOOK 529 PAGE 06
Lessor	COLEMAN, JAMES C ET UX	Lessor	SCOTT PAPER COMPANY
Lessee	WALTER L. JOHNSON	Lessee	ENERGY DEVELOPMENT
Dated	JUNE 23, 1993	Dated	JANUARY 15, 1995
Recorded	BOOK 491 PAGE 65	Recorded	BOOK 529 PAGE 08

Barrister Energy, LLC | List of Leases

Attached to and made a part of that certain assignment dates effective June 1st, 2019 by and between Central Operating, LLC as Assignor and Barrister Energy, LLC as Assignee

Contract ID	Lessor	Recording Info State	County	SEC	TWP	RNG	Legal Description
ALPX.16.001.LSE	Alfred E. Nall et u	5.0000 Page 9, Book 806 AL	Monroe	16	5N	7E	4 ac in SE cor SWSE; 1 ac in SW cor SWSE
ALPX.16.002.LSE	Alfred E. Nall, Jr.	35.8000 Page 11, Book 806 AL	Monroe	16	5N	7E	N2 SESE Less 1 ac in NW corner; S2 SESE Less 3.2 ac in SW cor
ALPX.16.003.LSE	Donna Nall Salter	35.0000 Page 13, Book 806 AL	Monroe	16	5N	7E	W2 SWSE Less 1 ac in SW corner; E2 SWSE Less 4 ac in SE corner
ALPX.16.004.LSE	Louise B. Melton	20.0000 Page 15, Book 806 AL	Monroe	16	5N	7E	1 ac in SW cor SWSE W2 SWSE Less 1 ac in SW cor
ALPX.16.005.LSE	Ronnie R. Jordan	70.0000 Page 406, Book 802 AL	Monroe	16	5N	7E	W2 SW Less 4 Tracts;see lease for complete description.
ALPX.16.006.LSE	Jimmy R. Frost	1.0000 Page 21, Book 806 AL	Monroe	16	5N	7E	1 ac in NW corner of SESE
ALPX.16.007.LSE	William T. Caylor	3.2000 Page 17, Book 806 AL	Monroe	16	5N	7E	2.2 ac in S2 of SESE 1 ac in SW corner of SESE
ALPX.16.008.LSE	Sandy Dunnavant	1.0000 Page 19, Book 806 AL	Monroe	16	5N	7E	1 ac in NW corner of SESE
ALPX.16.009.LSE	Shane Silcox et u	25.0000 AL	Monroe	16	5N	7E	Part of SWNE
ALPX.16.010.LSE	Freida Wiggins et	56.0000 AL	Monroe	16	5N	7E	Part of SWNE & Part of SENE & Part of NENE
ALPX.16.011.LSE	H. Gerald Melton	78.6000 Page 303, Book 804 AL	Monroe	16	5N	7E	E2 SW,Less & except a parcel,see lease for complete description
ALPX.16.012.LSE	Billy Scruggs et u	80.0000 Page 528, Book 803 AL	Monroe	16	5N	7E	N2 SE
ALPX.16.013.LSE	L.T. Wiggins et ux	1.0000 AL	Monroe	16	5N	7E	SE corner of N2 of SENE
ALPX.17.001.LSE	W.J. Martin, Jr.	80.0000 Page 399, Book 802 AL	Monroe	17	5N	7E	NE1/4 OF SW1/4;and SE1/4 of NW1/4
ALPX.17.002.LSE	Edward Nelson M	71.3300 Page 396, Book 802 AL	Monroe	20	5N	7E	N1/3 NWNE;N1/3 NENW;E1/2NENE S1/3 SWSE;S1/3 SESW Less 2 acres in SW corner
ALPX.17.003.LSE	Annabel J. White,	133.2200 Page 401, Book 802 AL	Monroe	17	5N	7E	SENE & NESE & N2 SESE Less tracts;see full description on lease.
				20	5N	7E	Metes & Bounds Tract,see lease for fulldescription. W2 SWNE Less 3 ac;also
				21	5N	7E	W2 NWSE,see lease for complete description.
ALPX.17.006.LSE	Hazel Norris	89.3700 Page 409, Book 802 AL	Monroe	17	5N	7E	SWSW Less 2 Tracts;N2/3 SWSE Less tract & N 2/3 SESW

Barrister Energy, LLC | List of Leases

Attached to and made a part of that certain assignment dates effective June 1st, 2019 by and between Central Operating, LLC as Assignor and Barrister Energy, LLC as Assignee

ALPX.17.007.LSE	Bennie C. Norris	1.0000 Page 412, Book 802 AL	Monroe	17	5N	7E	Metes & Bounds Tract in SWSW
ALPX.17.008.LSE	Danny L. Everette	1.0000 Page 414, Book 802 AL	Monroe	17	5N	7E	Metes & Bounds Tract in SWSW
ALPX.17.009.LSE	Garilyn Blanton	1.6300 Page 416, Book 802 AL	Monroe	17	5N	7E	Metes & Bounds Tract in SWSW
ALPX.17.010.LSE	Annabel Wallet v	3.0000 Page 418, Book 802 AL	Monroe	17	5N	7E	Metes & Bounds Tract in NESE
ALPX.20.001.LSE	Marlene B. Grissette	27.0000 AL	Monroe	20	5N	7E	27 ac tract in SW cor of NENW,NWNW
ALPX.20.002.LSE	Roger W. Bayles,	9.5000 AL	Monroe	20	5N	7E	9.5 acs start SE corner of W2 of NENE
ALPX.21.001.LSE	Audry O. Melton e	45.5900 AL	Monroe	21	5N	7E	9.59 ac tract in NENE
				21	5N	7E	NENW less two tracts
ALPX.21.002.LSE	Brenda Andrews	2.7800 AL	Monroe	21	5N	7E	2.78 ac tract in S2 of NENW
ALPX.21.003.LSE	Deanna Andrews	0.8700 AL	Monroe	21	5N	7E	.87 ac tract in NE corner NENW
ALPX.21.004.LSE	Mitchell W. Jordan	38.7100 Page 404, Book 802 AL	Monroe	21	5N	7E	E2 SWNE Less 3 ac; also E2 NWSE;see lease for complete description.
ALPX.21.005.LSE	Alfred E. Nall,Life	40.0000 AL	Monroe	21	5N	7E	NWNE
ALPX.21.006.LSE	Alfred E, Nall, Jr.,	33.0000 AL	Monroe	21	5N	7E	S2 NENE Less 50' strip across NS of SWNENE; NENENE; 50' strip across NS of NWNENE
ALPX.21.007.LSE	Louise B. Melton	33.0000 AL	Monroe	21	5N	7E	S2 NENE Less 50' strip across NS of SWNENE; NENENE; 50' strip across NS of NWNENE

Barrister Energy, LLC | List of Leases

Attached to and made a part of that certain assignment dates effective June 1st, 2019 by and between Central Operating, LLC as Assignor and Barrister Energy, LLC as Assignee

Permit	API	Well Name	Current Operator	Date Approved	Section	TWP Num	TWP Dir	Rng Num	Rng Dir	DU Desc	County	Well Type
10904-SW	D-0- 1099200000000	NALL 16-6 #1	John McCool, dba Edwards Oil Company	5/30/2000	16	5	N	7	E		Monroe	SWD
10604-B-1	10992000000.00	NALL 16-3 #1 ST	John McCool, dba Edwards Oil Company	4/18/1996	16	5	N	7	E	SW/4 SE/4, SE/4 SW/4 S9 & NW/4 NE/4, NE/4 NW/4 S16 SEE PLAT FOR ADDITONAL 12- ACRE TRACT ADDED BY #96-121	Monroe	OIL
10904	10992000000.00	NALL 16-6 #1		8/29/1995	16	5	N	7	E	SE/4 NW/4, NE/4 SW/4, SW/4 NE/4, NW/4 SE/4	Monroe	OIL